Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad/Graphics Reports Fourth Quarter and Full-Year 2012 Results

Company Exceeds 2012 Recurring Free Cash Flow Guidance, Provides 2013 Outlook

Fourth-Quarter and Full-Year Highlights:

•	Generated $1.1 billion in net sales during the fourth quarter and $4.1 billion in net sales for full-year 2012.

•	Achieved $174 million in fourth-quarter Adjusted EBITDA and $566 million in full-year Adjusted EBITDA.

•	Reported fourth quarter Adjusted EBITDA margin of 15.3% and full-year Adjusted EBITDA margin of 13.8%.

•
Generated $375 million in full-year Recurring Free Cash Flow, surpassing upwardly revised guidance of $340 million, partially benefitted by $15 million in lower capital expenditures that moved from 2012 into 2013.

•	Repaid $120 million in debt in 2012, maintaining the Company's yearend leverage of 2.39x within the targeted range of 2.0x to 2.5x.

•	Increased 2013 quarterly cash dividend by 20% to $0.30 per share.

•	On January 16, 2013, completed its acquisition of Vertis Holdings, Inc. (“Vertis”) and began implementing integration plans to achieve efficiencies and cost-savings.

SUSSEX, WI, March 4, 2013 — Quad/Graphics, Inc. (NYSE: QUAD) (“Quad/Graphics” or the “Company”) today reported fourth quarter and full-year 2012 results that were in line with management's originally announced annual guidance with the exception of Recurring Free Cash Flow, which surpassed the Company's upwardly revised guidance. For full financial results, please see the accompanying information.

“Our fourth quarter and full-year 2012 results were as we expected, and we were especially pleased with our continued strong Recurring Free Cash Flow generation,” said Joel Quadracci, Quad/Graphics Chairman, President & CEO. “Our ability to generate significant Recurring Free Cash Flow and maintain a strong balance sheet while simultaneously paying down debt has allowed us to remain flexible with how we deploy capital. We were able to return cash to our shareholders through a special $2 yearend dividend and also increase the 2013 quarterly cash dividend by 20% to $0.30 per share. Additionally, we were able to take advantage of the opportunity to acquire Vertis, which strengthens and expands our offering, allows us to better serve our clients while achieving additional efficiencies, and creates value for our shareholders.”

Net sales for the fourth quarter 2012 were $1.1 billion versus $1.2 billion for the same period in 2011. Fourth quarter 2012 Adjusted EBITDA was $174 million compared to $187 million for the same period in 2011, and Adjusted EBITDA margin was 15.3% compared to 15.4% for the same period in 2011. The quarterly results reflect expected volume declines, pricing pressures on print and byproduct sales, and challenges in the book product line. Partially offsetting these impacts in the quarter were lower selling, general and administrative costs, and incremental synergy savings.

For the full-year 2012, net sales were $4.1 billion versus net sales of $4.3 billion for the previous year. Full-year 2012 Adjusted EBITDA was $566 million compared to $618 million for the previous year, and Adjusted EBITDA margin was 13.8% compared to 14.3% for the previous year. Recurring Free Cash Flow was $375 million compared to $340 million for the previous year, continuing the Company's track record of solid cash-flow generation.

“We continue to generate significant Recurring Free Cash Flow to support our disciplined capital deployment strategy, which we adjust based on current circumstances and what we think is best for shareholder value creation,” said John Fowler, Executive Vice President & Chief Financial Officer. “We also continue to manage our debt to maintain a strong balance sheet, providing us with the ability to adjust to changing economic conditions. We repaid $120 million in debt in 2012. After payment of the regular dividend and special $2 yearend dividend, our yearend leverage ratio of 2.39x remains within our targeted range of 2.0x to 2.5x. On January 16, 2013, Quad/Graphics completed our acquisition of substantially all of the assets of Vertis, and we already have started integration activities to achieve cost savings and improve the overall efficiency and productivity of our platform, all while maintaining focus on serving clients well. It's worth noting that the acquisition of Vertis, after normalization of working capital, will not impact our leverage ratio.”

As it relates to 2013 guidance, Quadracci said: “We anticipate our 2013 revenue, which will now include Vertis, to be approximately $4.8 billion to $5.0 billion. In addition, we expect 2013 Adjusted EBITDA to be $580 million to $610 million, and 2013 Recurring Free Cash Flow to be in excess of $360 million. As we move forward, we will continue working on initiatives to improve productivity and implement sustainable cost reductions to be the low-cost producer. We will also focus on maintaining a strong and flexible balance sheet to adjust to changing industry conditions while also investing in our business, pursuing profitable investment opportunities, and returning capital and creating long-term value for our shareholders.”

Quad/Graphics' next quarterly dividend of $0.30 per share will be payable on March 29, 2013, to shareholders of record as of March 18, 2013.

Quarterly Conference Call

Quad/Graphics (NYSE: QUAD) will hold a conference call at 10 a.m. ET / 9 a.m. CT on March 5 to discuss fourth quarter and full-year 2012 results. To access the conference call, it is recommended that you listen via computer at: http://us.meeting-stream.com/quadgraphics_030513.

If for any reason you are unable to stream, you can listen to the audio via the telephone by calling:

•	Toll-Free: (877) 217 - 9946 (US/Canada)

•	Toll: (702) 696 - 4824 (International)

•	Conference ID: 76755678

The replay will be available for 30 days following the conference call. To access the replay via phone, please call (855) 859-2056 or (404) 537-3406 and enter the Conference ID number 76755678. To access the replay via the internet, please use the following link: http://us.meeting-stream.com/quadgraphics_030513. Registration is required for replay.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company's future results, financial condition, goals, strategies, revenue, earnings, free cash flow, margins, prospects and/or outlook and are indicated by words or phrases such as "anticipate," "estimate," "expect," "project," "believe," and similar words or phrases. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company's expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control.

The factors that could cause actual results to materially differ include, among others: the impact of significant overcapacity in the highly competitive commercial printing industry, which creates downward pricing pressure and fluctuating demand for printing services; the inability of the Company to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of electronic media and similar technological changes including digital substitution by consumers; the impact of changing future economic conditions; the failure to renew long-term contracts with clients on favorable terms or at all; the failure of clients to perform under long-term contracts due to financial or other reasons or due to client consolidation; the failure to successfully identify, manage, complete and integrate acquisitions and investments, including the integration of the operations of Vertis Holdings, Inc.; the impact of changes in postal rates, service levels or regulations; the impact of fluctuations in costs and the availability of raw materials; the impact of increased business complexity as a result of the Company's entry into additional markets; the impact of regulatory matters and legislative developments or changes in laws, including changes in privacy and environmental laws; the ability of the Company to make the significant capital expenditures needed to remain technologically and economically competitive; the impact on Quad/Graphics class A common shareholders of a limited active market for Quad/Graphics common stock and the inability to independently elect directors or control decisions due to the class B common stock voting rights; and the other risk factors identified in the Company's most recent Annual Report on Form 10-K, as such may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission.

Except as required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Quad/Graphics

Quad/Graphics (NYSE: QUAD), a leading global printer and media channel integrator, is redefining print in today's multichannel media world by helping marketers and publishers capitalize on print's ability to complement and connect with other media channels. With consultative ideas, worldwide capabilities, leading-edge technology and single-source simplicity, Quad/Graphics has the resources and knowledge to help its clients maximize the revenue they derive from their marketing spend through channel integration, and minimize their total cost of production and distribution through a fully integrated national distribution network. The Company provides a diverse range of print solutions, media solutions and logistics services from multiple locations throughout North America, Latin America and Europe.

Investor Relations Contact:
Kelly Vanderboom
Vice President and Treasurer, Quad/Graphics
414-566-2464
Kelly.Vanderboom@qg.com

Media Contact:
Claire Ho
Director of Corporate Communications, Quad/Graphics
414-566-2955
Claire.Ho@qg.com

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended December 31, 2012 and 2011
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended December 31,
	2012	2011
Net sales	$1,130.5	$1,215.6

Cost of sales	871.7	921.4
Selling, general and administrative expenses	87.2	108.5
Depreciation and amortization	86.0	88.7
Restructuring, impairment and transaction-related charges	30.5	31.9
Total operating expenses	1,075.4	1,150.5

Operating income from continuing operations	$55.1	$65.1

Interest expense	20.2	23.5

Earnings from continuing operations before income taxes and equity in earnings of unconsolidated entities	34.9	41.6

Income tax expense	14.5	34.1

Earnings from continuing operations before equity in earnings of unconsolidated entities	20.4	7.5

Equity in earnings of unconsolidated entities	1.6	1.4

Net earnings from continuing operations	$22.0	$8.9

Loss from discontinued operations, net of tax (1)	—	(15.7)
Loss on disposal of discontinued operations, net of tax	(1.3)	—

Net earnings (loss)	$20.7	$(6.8)

Net (earnings) loss attributable to noncontrolling interests	0.3	(0.1)

Net earnings (loss) attributable to Quad/Graphics common shareholders	$21.0	$(6.9)

Earnings (loss) per share attributable to Quad/Graphics common shareholders:
Basic:
Continuing operations	$0.43	$0.19
Discontinued operations	(0.03)	(0.34)
Earnings (loss) per share attributable to Quad/Graphics common shareholders	$0.40	$(0.15)

Diluted:
Continuing operations	$0.42	$0.19
Discontinued operations	(0.03)	(0.34)
Earnings (loss) per share attributable to Quad/Graphics common shareholders	$0.39	$(0.15)

Weighted average number of common shares outstanding:
Basic	46.8	46.8
Diluted	47.3	46.8
______________________________

(1)	Includes the results of the Canadian operations prior to the March 1, 2012 sale. Net earnings from continuing operations and its components exclude the Canadian operations.

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2012 and 2011
(in millions, except per share data)
(UNAUDITED)

	Year Ended December 31,
	2012	2011
Net sales	$4,094.0	$4,324.6

Cost of sales	3,183.5	3,302.1
Selling, general and administrative expenses	347.1	407.0
Depreciation and amortization	338.6	344.6
Restructuring, impairment and transaction-related charges	118.3	114.0
Total operating expenses	3,987.5	4,167.7

Operating income from continuing operations	$106.5	$156.9

Interest expense	84.0	108.0
Loss on debt extinguishment	—	34.0

Earnings from continuing operations before income taxes and equity in earnings of unconsolidated entities	22.5	14.9

Income tax expense (benefit)	(31.5)	26.0

Earnings (loss) from continuing operations before equity in earnings of unconsolidated entities	54.0	(11.1)

Equity in earnings of unconsolidated entities	2.3	3.1

Net earnings (loss) from continuing operations	$56.3	$(8.0)

Loss from discontinued operations, net of tax (1)	(3.2)	(38.6)
Gain on disposal of discontinued operations, net of tax	34.0	—

Net earnings (loss)	$87.1	$(46.6)

Net (earnings) loss attributable to noncontrolling interests	0.3	(0.3)

Net earnings (loss) attributable to Quad/Graphics common shareholders	$87.4	$(46.9)

Earnings (loss) per share attributable to Quad/Graphics common shareholders
Basic:
Continuing operations	$1.14	$(0.18)
Discontinued operations	0.66	(0.82)
Earnings (loss) per share attributable to Quad/Graphics common shareholders	$1.80	$(1.00)

Diluted:
Continuing operations	$1.13	$(0.18)
Discontinued operations	0.65	(0.82)
Earnings (loss) per share attributable to Quad/Graphics common shareholders	$1.78	$(1.00)

Weighted average number of common shares outstanding:
Basic	46.8	47.1
Diluted	47.2	47.1
______________________________

(1)	Includes the results of the Canadian operations prior to the March 1, 2012 sale. Net earnings (loss) from continuing operations and its components exclude the Canadian operations.

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended December 31, 2012 and 2011
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended December 31,			Three Months Ended December 31,
	2012			2011
	Consolidated	Discontinued Operations (1)	Continuing Operations	Consolidated	Discontinued Operations (1)	Continuing Operations

Net sales	$1,130.5	$—	$1,130.5	$1,310.0	$94.4	$1,215.6

Cost of sales	871.7	—	871.7	999.9	78.5	921.4
Selling, general and administrative expenses	87.2	—	87.2	114.6	6.1	108.5
Depreciation and amortization	86.0	—	86.0	89.4	0.7	88.7
Restructuring, impairment and transaction-related charges	30.5	—	30.5	52.6	20.7	31.9
Total operating expenses	1,075.4	—	1,075.4	1,256.5	106.0	1,150.5

Operating income (loss)	$55.1	$—	$55.1	$53.5	$(11.6)	$65.1

Interest expense (income)	20.2	—	20.2	23.3	(0.2)	23.5

Earnings (loss) before income taxes and equity in earnings of unconsolidated entities	34.9	—	34.9	30.2	(11.4)	41.6

Income tax expense	14.5	—	14.5	38.4	4.3	34.1

Earnings (loss) before equity in earnings of unconsolidated entities	20.4	—	20.4	(8.2)	(15.7)	7.5

Equity in earnings of unconsolidated entities	1.6	—	1.6	1.4	—	1.4
Loss on disposal of discontinued operations, net of tax	(1.3)	(1.3)	—	—	—	—

Net earnings (loss)	$20.7	$(1.3)	$22.0	$(6.8)	$(15.7)	$8.9

Net (earnings) loss attributable to noncontrolling interests	0.3	—	0.3	(0.1)	—	(0.1)

Net earnings (loss) attributable to Quad/Graphics common shareholders	$21.0	$(1.3)	$22.3	$(6.9)	$(15.7)	$8.8

Earnings (loss) per share attributable to Quad/Graphics common shareholders:
Basic	$0.40	$(0.03)	$0.43	$(0.15)	$(0.34)	$0.19
Diluted	$0.39	$(0.03)	$0.42	$(0.15)	$(0.34)	$0.19

Weighted average number of common shares outstanding:
Basic	46.8	46.8	46.8	46.8	46.8	46.8
Diluted	47.3	47.3	47.3	46.8	46.8	46.8
______________________________

(1)
The Canadian operations sold on March 1, 2012 are presented as discontinued operations. This schedule is presented to provide the full income statement for consolidated, discontinued and continuing results of operations.

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2012 and 2011
(in millions, except per share data)
(UNAUDITED)

	Year Ended December 31,			Year Ended December 31,
	2012			2011
	Consolidated	Discontinued Operations (1)	Continuing Operations	Consolidated	Discontinued Operations (1)	Continuing Operations

Net sales	$4,126.2	$32.2	$4,094.0	$4,668.5	$343.9	$4,324.6

Cost of sales	3,214.3	30.8	3,183.5	3,592.0	289.9	3,302.1
Selling, general and administrative expenses	350.0	2.9	347.1	441.5	34.5	407.0
Depreciation and amortization	338.6	—	338.6	353.0	8.4	344.6
Restructuring, impairment and transaction-related charges	120.0	1.7	118.3	159.1	45.1	114.0
Total operating expenses	4,022.9	35.4	3,987.5	4,545.6	377.9	4,167.7

Operating income (loss)	$103.3	$(3.2)	$106.5	$122.9	$(34.0)	$156.9

Interest expense	84.0	—	84.0	108.2	0.2	108.0
Loss on debt extinguishment	—	—	—	34.0	—	34.0

Earnings (loss) before income taxes and equity in earnings of unconsolidated entities	19.3	(3.2)	22.5	(19.3)	(34.2)	14.9

Income tax expense (benefit)	(31.5)	—	(31.5)	30.4	4.4	26.0

Earnings (loss) before equity in earnings of unconsolidated entities	50.8	(3.2)	54.0	(49.7)	(38.6)	(11.1)

Equity in earnings of unconsolidated entities	2.3	—	2.3	3.1	—	3.1
Gain on disposal of discontinued operations, net of tax	34.0	34.0	—	—	—	—

Net earnings (loss)	$87.1	$30.8	$56.3	$(46.6)	$(38.6)	$(8.0)

Net (earnings) loss attributable to noncontrolling interests	0.3	—	0.3	(0.3)	—	(0.3)

Net earnings (loss) attributable to Quad/Graphics common shareholders	$87.4	$30.8	$56.6	$(46.9)	$(38.6)	$(8.3)

Earnings (loss) per share attributable to Quad/Graphics common shareholders
Basic	$1.80	$0.66	$1.14	$(1.00)	$(0.82)	$(0.18)
Diluted	$1.78	$0.65	$1.13	$(1.00)	$(0.82)	$(0.18)

Weighted average number of common shares outstanding:
Basic	46.8	46.8	46.8	47.1	47.1	47.1
Diluted	47.2	47.2	47.2	47.1	47.1	47.1
______________________________

(1)
The Canadian operations sold on March 1, 2012 are presented as discontinued operations. This schedule is presented to provide the full income statement for consolidated, discontinued and continuing results of operations.

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of December 31, 2012 and 2011
(in millions)
(UNAUDITED)

	December 31, 2012	December 31, 2011
ASSETS
Cash and cash equivalents	$16.9	$25.6
Receivables, less allowances for doubtful accounts	585.1	656.1
Inventories	242.9	249.5
Prepaid expenses and other current assets	74.6	142.3
Deferred income taxes	55.7	86.7
Short-term restricted cash	14.8	8.5
Current assets of discontinued operations (1)	—	72.6
Total current assets	990.0	1,241.3

Property, plant and equipment—net	1,926.4	2,123.3
Goodwill	768.6	787.1
Other intangible assets—net	229.9	295.6
Long-term restricted cash	45.7	67.4
Equity method investments in unconsolidated entities	72.0	69.4
Other long-term assets	66.3	46.2
Long-term assets of discontinued operations (1)	—	104.9
Total assets	$4,098.9	$4,735.2

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$285.8	$301.9
Amounts owing in satisfaction of bankruptcy claims	9.3	19.5
Accrued liabilities	334.0	393.9
Purchase price payable on business exchange transaction	—	62.4
Short-term debt and current portion of long-term debt	113.3	82.1
Current portion of capital lease obligations	10.4	20.7
Current liabilities of discontinued operations (1)	—	48.4
Total current liabilities	752.8	928.9

Long-term debt	1,211.7	1,342.8
Unsecured notes to be issued	23.8	38.7
Capital lease obligations	15.3	24.9
Deferred income taxes	363.9	471.9
Other long-term liabilities	495.7	521.5
Long-term liabilities of discontinued operations (1)	—	99.6
Total liabilities	2,863.2	3,428.3

Redeemable equity	—	3.5

Quad/Graphics common stock and other equity
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	985.6	984.2
Treasury stock, at cost	(279.3)	(295.4)
Retained earnings	588.1	650.2
Accumulated other comprehensive loss	(60.4)	(37.7)
Quad/Graphics common stock and other equity	1,235.4	1,302.7

Noncontrolling interests	0.3	0.7

Total common stock and other equity and noncontrolling interests	1,235.7	1,303.4

Total liabilities and shareholders' equity	$4,098.9	$4,735.2
______________________________

(1)	December 31, 2011 balance sheet includes the assets and liabilities of the Canadian operations sold on March 1, 2012.

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2012 and 2011
(in millions)
(UNAUDITED)

	Year Ended December 31,
	2012	2011
OPERATING ACTIVITIES
Net earnings (loss)	$87.1	$(46.6)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	338.6	353.0
Impairment and other non-cash integration charges	23.0	27.7
Loss on debt extinguishment	—	34.0
Deferred income taxes	(13.6)	36.5
Gain on disposal of discontinued operations, net of tax	(34.0)	—
Other non-cash adjustments to net earnings (loss)	2.8	27.2
Changes in operating assets and liabilities—net of acquisitions	(49.7)	(60.7)

Net Cash Provided by Operating Activities	354.2	371.1

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(103.5)	(168.3)
Investment in ManipalTech	(18.1)	—
Proceeds from the sale of property, plant and equipment	23.5	16.0
Transfers from restricted cash	15.4	24.6
Deposit paid related to Vertis acquisition	(25.9)	—
Deposit refunded (paid) related to business exchange transaction	50.0	(50.8)
Purchase price payments on business exchange transaction	(4.9)	—
Acquisition of businesses—net of cash acquired	(6.6)	(5.8)

Net Cash Used in Investing Activities	(70.1)	(184.3)

FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	—	649.0
Payments of long-term debt	(74.6)	(759.7)
Payments of capital lease obligations	(21.0)	(15.6)
Borrowings on revolving credit facilities	270.3	896.4
Payments on revolving credit facilities	(295.7)	(879.6)
Payment of debt issuance costs	(2.1)	(11.5)
Bankruptcy claim payments on unsecured notes to be issued	(14.9)	(13.8)
Proceeds from issuance of common stock	0.1	1.6
Purchase of treasury stock	—	(8.2)
Tax benefit on exercise of stock options	—	0.9
Tax benefit on dividends paid on outstanding stock options	4.1	—
Payment of cash dividends	(151.8)	(28.2)
Payment of tax distributions	—	(4.8)

Net Cash Used in Financing Activities	(285.6)	(173.5)

Effect of exchange rates on cash and cash equivalents	(7.2)	(8.2)

Net (Decrease) Increase in Cash and Cash Equivalents	(8.7)	5.1

Cash and Cash Equivalents at Beginning of Year	25.6	20.5

Cash and Cash Equivalents at End of Year	$16.9	$25.6

The condensed consolidated statements of cash flows include the cash flows of the Canadian operations prior to the March 1, 2012 sale.

QUAD/GRAPHICS, INC.
SEGMENT FINANCIAL INFORMATION
For the Three Months and Years Ended December 31, 2012 and 2011
(in millions)
(UNAUDITED)

	Net Sales	Operating Income/(Loss)	Restructuring, Impairment and Transaction-Related Charges
Three months ended December 31, 2012
United States Print and Related Services	$1,003.2	$77.3	$19.4
International	127.3	(4.3)	3.6
Total operating segments	1,130.5	73.0	23.0
Corporate	—	(17.9)	7.5
Total	$1,130.5	$55.1	$30.5

Three months ended December 31, 2011
United States Print and Related Services	$1,072.9	$91.4	$17.3
International	142.7	(3.8)	2.3
Total operating segments	1,215.6	87.6	19.6
Corporate	—	(22.5)	12.3
Total	$1,215.6	$65.1	$31.9

Year ended December 31, 2012
United States Print and Related Services	$3,597.9	$216.5	$48.5
International	496.1	(24.8)	26.3
Total operating segments	4,094.0	191.7	74.8
Corporate	—	(85.2)	43.5
Total	$4,094.0	$106.5	$118.3

Year ended December 31, 2011
United States Print and Related Services	$3,826.1	$271.6	$55.3
International	498.5	(19.4)	7.3
Total operating segments	4,324.6	252.2	62.6
Corporate	—	(95.3)	51.4
Total	$4,324.6	$156.9	$114.0

Results from the Canadian operations sold on March 1, 2012 are excluded from the segment financial information presented above.

Restructuring, impairment and transaction-related charges are included in Operating Income/(Loss) above.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin
For the Three Months Ended December 31, 2012 and 2011
(in millions)
(UNAUDITED)

	Three Months Ended December 31,
	2012	2011
Net earnings (loss) attributable to Quad/Graphics common shareholders	$21.0	$(6.9)

Interest expense	20.2	23.5
Income tax expense	14.5	34.1
Depreciation and amortization	86.0	88.7

EBITDA (Non-GAAP)	$141.7	$139.4
EBITDA Margin (Non-GAAP)	12.5%	11.5%

Restructuring, impairment and transaction-related charges (1)	30.5	31.9
Loss from discontinued operations, net of tax	—	15.7
Loss on disposal of discontinued operations, net of tax	1.3	—

Adjusted EBITDA from continuing operations (Non-GAAP)	$173.5	$187.0
Adjusted EBITDA Margin from continuing operations (Non-GAAP)	15.3%	15.4%

Adjusted EBITDA from discontinued operations (Non-GAAP) (2)	$—	$9.8
Adjusted EBITDA Margin from discontinued operations (Non-GAAP) (2)	—%	10.4%

Adjusted EBITDA – consolidated (Non-GAAP)	$173.5	$196.8
Adjusted EBITDA Margin – consolidated (Non-GAAP)	15.3%	15.0%
______________________________

(1)	Operating results from continuing operations for the three months ended December 31, 2012 and 2011 were affected by the following restructuring, impairment and transaction-related charges:

	Three Months Ended December 31,
	2012	2011
Employee termination charges (a)	$5.2	$10.3
Impairment charges (b)	8.5	9.8
Transaction-related charges (c)	1.3	1.0
Integration costs (d)	8.0	18.9
Gain on collection of note receivable (e)	—	(8.5)
Other restructuring charges, net (f)	7.5	0.4
Restructuring, impairment and transaction-related charges from continuing operations	$30.5	$31.9
______________________________

(a)	Employee termination charges were related to workforce reductions through facility consolidations and involuntary separation programs.

(b)	Impairment charges were for certain buildings and equipment no longer being utilized in production as a result of facility consolidations.

(c)	Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.

(d)
Integration costs were primarily related to preparing existing facilities to meet new production requirements resulting from work transferring from closed plants, as well as other costs related to the integration of the acquired companies.

(e)
Gain on the collection of a note receivable for the three months ended December 31, 2011 was related to the June 2008 sale of Worldcolor's European operations. This non-recurring gain was excluded from the calculation of Adjusted EBITDA.

(f)
Other restructuring charges, net, were primarily from costs to maintain and exit closed facilities, as well as lease exit charges. Other restructuring charges, net, in the three months ended December 31, 2011, are presented net of a $7.0 million pension curtailment gain. This non-recurring gain was excluded from the calculation of Adjusted EBITDA.

(2)
Includes the Adjusted EBITDA and Adjusted EBITDA Margin for the Canadian operations sold on March 1, 2012, calculated in a consistent manner with the calculation above for Adjusted EBITDA and Adjusted EBITDA Margin from continuing operations.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Recurring Free Cash Flow and Adjusted Diluted Earnings Per Share.  They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business.  These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin
For the Years Ended December 31, 2012 and 2011
(in millions)
(UNAUDITED)

	Year Ended December 31,
	2012	2011
Net earnings (loss) attributable to Quad/Graphics common shareholders	$87.4	$(46.9)

Interest expense	84.0	108.0
Income tax expense (benefit)	(31.5)	26.0
Depreciation and amortization	338.6	344.6

EBITDA (Non-GAAP)	$478.5	$431.7
EBITDA Margin (Non-GAAP)	11.7%	10.0%

Restructuring, impairment and transaction-related charges (1)	118.3	114.0
Loss on debt extinguishment	—	34.0
Loss from discontinued operations, net of tax	3.2	38.6
Gain on disposal of discontinued operations, net of tax	(34.0)	—

Adjusted EBITDA from continuing operations (Non-GAAP)	$566.0	$618.3
Adjusted EBITDA Margin from continuing operations (Non-GAAP)	13.8%	14.3%

Adjusted EBITDA from discontinued operations (Non-GAAP) (2)	$(1.5)	$19.5
Adjusted EBITDA Margin from discontinued operations (Non-GAAP) (2)	(4.7)%	5.7%

Adjusted EBITDA – consolidated (Non-GAAP)	$564.5	$637.8
Adjusted EBITDA Margin – consolidated (Non-GAAP)	13.7%	13.7%
______________________________

(1)	Operating results from continuing operations for the years ended December 31, 2012 and 2011 were affected by the following restructuring, impairment and transaction-related charges:

	Year Ended December 31,
	2012	2011
Employee termination charges (a)	$27.2	$29.5
Impairment charges (b)	23.0	13.8
Transaction-related charges (c)	4.1	2.9
Integration costs (d)	44.6	61.3
Gain on collection of note receivable (e)	(2.4)	(15.6)
Other restructuring charges, net (f)	21.8	22.1
Restructuring, impairment and transaction-related charges from continuing operations	$118.3	$114.0
__________________________________

(a)	Employee termination charges were related to workforce reductions through facility consolidations and involuntary separation programs.

(b)	Impairment charges were for certain buildings and equipment no longer being utilized in production as a result of facility consolidations.

(c)	Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.

(d)
Integration costs were primarily related to preparing existing facilities to meet new production requirements resulting from work transferring from closed plants, as well as other costs related to the integration of the acquired companies.

(e)
Gain on the collection of a note receivable for the year ended December 31, 2012, was related to a settlement of a disputed pre-acquisition Worldcolor note receivable. Gain on the collection of a note receivable for the year ended December 31, 2011, was related to the June 2008 sale of Worldcolor's European operations. These non-recurring gains were excluded from the calculation of Adjusted EBITDA.

(f)
Other restructuring charges, net, were primarily from costs to maintain and exit closed facilities, as well as lease exit charges. Other restructuring charges, net, are presented net of pension and postretirement curtailment gains of $12.8 million and $7.0 million for the years ended December 31, 2012 and 2011, respectively. These non-recurring gains were excluded from the calculation of Adjusted EBITDA.

(2)
Includes the Adjusted EBITDA and Adjusted EBITDA Margin for the Canadian operations sold on March 1, 2012, calculated in a consistent manner with the calculation above for Adjusted EBITDA and Adjusted EBITDA Margin from continuing operations.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Recurring Free Cash Flow and Adjusted Diluted Earnings Per Share.  They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business.  These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
RECURRING FREE CASH FLOW
For the Years Ended December 31, 2012 and 2011
(in millions)
(UNAUDITED)

	Year Ended December 31,
	2012	2011
Net cash provided by operating activities	$354.2	$371.1

Add back non-recurring payments:
Restructuring payments, net (1)	113.4	125.2
Worldcolor bankruptcy payments	10.4	12.4

Recurring cash flows provided by operating activities	478.0	508.7

Less: purchases of property, plant and equipment	(103.5)	(168.3)

Recurring Free Cash Flow	$374.5	$340.4
______________________________

(1)
Restructuring payments are shown net of cash receipts related to non-recurring restructuring transactions. For the year ended December 31, 2012, restructuring payments were $128.1 million (consisting of $127.2 million in payments for continuing operations and $0.9 million for Canadian discontinued operations) and were reduced for a $14.7 million non-recurring collection of a disputed pre-acquisition Worldcolor note receivable. For the year ended December 31, 2011 restructuring payments are shown net of a $15.6 million gain on the collection of a note receivable for the June 2008 sale of Worldcolor's European operations.

Recurring Free Cash Flow includes the amounts from the Canadian operations prior to the March 1, 2012 sale.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Recurring Free Cash Flow and Adjusted Diluted Earnings Per Share.  They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business.  These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
Adjusted Diluted Earnings Per Share
For the Three Months Ended December 31, 2012 and 2011
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended December 31,
	2012	2011
Earnings from continuing operations before income taxes and equity in earnings of unconsolidated entities	$34.9	$41.6

Restructuring, impairment and transaction-related charges	30.5	31.9
	65.4	73.5

Income tax expense at 40% normalized tax rate	26.2	29.4
	39.2	44.1

Equity in earnings of unconsolidated entities	1.6	1.4
Net (earnings) loss attributable to noncontrolling interests	0.3	(0.1)

Adjusted net earnings from continuing operations (Non-GAAP)	$41.1	$45.4

Basic weighted average number of common shares outstanding	46.8	46.8
Plus: effect of dilutive equity incentive instruments (Non-GAAP in 2011)	0.5	0.2
Diluted weighted average number of common shares outstanding (Non-GAAP in 2011)	47.3	47.0

Adjusted Diluted Earnings Per Share From Continuing Operations (Non-GAAP) (1)	$0.87	$0.97

Diluted Earnings Per Share From Continuing Operations (GAAP)	$0.42	$0.19
Restructuring, impairment and transaction-related charges per share	0.64	0.68
Income tax expense from condensed consolidated statement of operations per share	0.31	0.73
Income tax expense at 40% normalized tax rate per share	(0.55)	(0.63)
Allocation to participating securities per share (2)	0.05	—
Adjusted Diluted Earnings Per Share From Continuing Operations (Non-GAAP)	$0.87	$0.97
______________________________

(1)
Adjusted Diluted Earnings Per Share excludes: (i) the results of the Canadian discontinued operations, (ii) the loss on disposal of the Canadian discontinued operations, (iii) restructuring, impairment and transaction related charges and (iv) discrete income tax items.

(2)	Represents the impact of dividends distributed to non-vested stock option holders in accordance with the two-class method of calculating GAAP earnings per share.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Recurring Free Cash Flow and Adjusted Diluted Earnings Per Share.  They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business.  These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
Adjusted Diluted Earnings Per Share
For the Years Ended December 31, 2012 and 2011
(in millions, except per share data)
(UNAUDITED)

	Year Ended December 31,
	2012	2011
Earnings from continuing operations before income taxes and equity in earnings of unconsolidated entities	$22.5	$14.9

Restructuring, impairment and transaction-related charges	118.3	114.0
Loss on debt extinguishment	—	34.0
	140.8	162.9

Income tax expense at 40% normalized tax rate	56.3	65.2
	84.5	97.7

Equity in earnings of unconsolidated entities	2.3	3.1
Net (earnings) loss attributable to noncontrolling interests	0.3	(0.3)

Adjusted net earnings from continuing operations (Non-GAAP)	$87.1	$100.5

Basic weighted average number of common shares outstanding	46.8	47.1
Plus: effect of dilutive equity incentive instruments (Non-GAAP in 2011)	0.4	0.5
Diluted weighted average number of common shares outstanding (Non-GAAP in 2011)	47.2	47.6

Adjusted Diluted Earnings Per Share From Continuing Operations (Non-GAAP) (1)	$1.85	$2.11

Diluted Earnings (Loss) Per Share From Continuing Operations (GAAP)	$1.13	$(0.18)
Restructuring, impairment and transaction-related charges per share	2.51	2.39
Loss on debt extinguishment per share	—	0.71
Income tax expense (benefit) from condensed consolidated statement of operations per share	(0.67)	0.55
Income tax expense at 40% normalized tax rate per share	(1.19)	(1.37)
Allocation to participating securities per share (2)	0.07	—
GAAP to Non-GAAP diluted impact per share	—	0.01
Adjusted Diluted Earnings Per Share From Continuing Operations (Non-GAAP)	$1.85	$2.11

______________________________

(1)
Adjusted Diluted Earnings Per Share excludes: (i) the results of the Canadian discontinued operations, (ii) the gain on disposal of the Canadian discontinued operations, (iii) restructuring, impairment and transaction related charges, (iv) the loss on debt extinguishment and (v) discrete income tax items.

(2)	Represents the impact of dividends distributed to non-vested stock option holders in accordance with the two-class method of calculating GAAP earnings per share.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Recurring Free Cash Flow and Adjusted Diluted Earnings Per Share.  They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business.  These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.